UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 9, 2009

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2009, the Company executed a license agreement with ACIS, Inc. ("ACIS"), that significantly expanded the scope of the Company's rights to certain ACIS technology.  Pursuant to the agreement, ACIS granted to the Company the right, in perpetuity, to use and modify the ACIS technology on a royalty-free basis for all future Company products, without restrictions regarding the underlying platform.  As consideration for the rights to the ACIS technology, the Company made a one-time grant to ACIS of fully-vested nonqualified options to purchase 150,000 shares of Company common stock at an exercise price of $0.15 per share.  The license agreement replaces and supersedes the license agreement dated September 27, 2001, under which the Company had been required to pay per-unit royalties for use of the ACIS technology, which was restricted to a single specified platform.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	ACIS – Simtrol Technology Agreement signed March 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated:   March 12, 2009